UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

ZURN WATER SOLUTIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 W. Freshwater Way Milwaukee, Wisconsin	53204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 643-3739

REXNORD CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

EXPLANATORY NOTE

As previously disclosed, on February 15, 2021, Zurn Water Solutions Corporation (formerly known as Rexnord Corporation) (the “Company”) entered into definitive agreements with Regal Rexnord Corporation (formerly known as Regal Beloit Corporation) (“Regal”), Land Newco, Inc., then a wholly-owned indirect subsidiary of the Company (“Land”), and Phoenix 2021, Inc., a wholly-owned subsidiary of Regal (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “Transaction”), pursuant to which, and subject to the terms and conditions of the definitive agreements entered into among the parties, (1) the Company transferred (or caused to be transferred) to Land substantially all of the assets, and Land assumed substantially all of the liabilities, of the Company’s Process & Motion Control segment (“PMC”), (2) Land (or its subsidiaries) incurred approximately $487 million of indebtedness to fund a cash payment of approximately $487 million to a subsidiary of the Company (the “Land Cash Payment”), (3) all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of the Company were distributed in a series of distributions to the Company’s stockholders (the “Distributions”, and the final distribution of Land common stock from the Company to the Company’s stockholders, which was made pro rata for no consideration, the “Spin-Off”) and (4) immediately after the Spin-Off, Merger Sub merged with and into Land (the “Merger”) and all shares of Land common stock (other than those held by the Company, Land, Regal, Merger Sub or their respective subsidiaries) were converted into the right to receive shares of the common stock, $0.01 par value per share, of Regal, as calculated and subject to adjustment as set forth in the merger agreement entered into among the parties (the “Merger Agreement”).

On October 4, 2021, the Company and Regal announced that they had closed the Transaction.

Item 1.01	Entry into a Material Definitive Agreement.

Transition Services Agreement

In connection with the consummation of the Transaction, on October 4, 2021, the Company, Land and Regal, as applicable, entered into a Transition Services Agreement by and between the Company and Land (the “Transition Services Agreement”), which governs the parties’ respective rights and obligations with respect to the provision of certain transition services following closing. Pursuant to the Transition Services Agreement, the Company will provide certain transition services to Regal for a period of time following the Merger in exchange for certain transition services charges. In addition, Land will provide certain transition services to the Company for a period of time following the Merger in exchange for certain transition services charges.

The foregoing description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Fourth Amended and Restated First Lien Credit Agreement

On October 4, 2021, RBS Global, Inc., a Delaware corporation to be renamed “ZBS Global, Inc.” on or promptly after October 4, 2021 (“Holdings”), Zurn Holdings, Inc., a Delaware corporation (“Zurn Holdings”), Rexnord LLC, a Delaware limited liability company to be renamed “Zurn LLC” on or promptly after October 4, 2021 (“Zurn” and, together with Zurn Holdings, the “Borrowers”), the lenders from time to time party thereto (“Lenders”), and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders entered into a Fourth Amended and Restated First Lien Credit Agreement (the “Restated Credit Agreement”).

The Restated Credit Agreement amends and restates in its entirety the Third Amended and Restated First Lien Credit Agreement, dated as of August 21, 2013, by and among Chase Acquisition I, Inc., a Delaware corporation, Holdings, Zurn, the several lenders party thereto from time to time and the Administrative Agent, as administrative agent thereunder (the “Existing Credit Agreement”). Pursuant to the Restated Credit Agreement, the Lenders have provided to the Borrowers (i) a $550 million Term B Loan (the “Term B Loan”) and (ii) a $200 million revolving line of credit under which the Borrowers may borrow revolving credit loans and multicurrency swing loans (subject to certain sublimits) and cause to be issued letters of credit (subject to certain sublimits), in an aggregate principal amount not to exceed $200 million outstanding at any time. The maturity date for the revolving line of credit is October 4, 2026 and the maturity date of the term loan is October 4, 2028. The Restated Credit Agreement also makes certain other technical changes to the Existing Credit Agreement, such as modifying provisions related to the potential future replacement of the London Interbank Offered Rate (“LIBOR”).

The proceeds of the term loan were, together with the Land Cash Payment and cash on hand, used to (i) repay in full the $625,000,000 aggregate principal amount of term B loans outstanding under the Existing Credit Agreement, together with accrued interest thereon, (ii) redeem the $500,000,000 outstanding principal amount of 4.875% Senior Notes due 2025 issued by Holdings and Zurn pursuant to an Indenture dated as of December 7, 2017, among Holdings, Zurn, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee, at a redemption price equal to 102.438% of the principal amount thereof plus accrued and unpaid interest and (iii) pay related fees and expenses.

The obligations under the Restated Credit Agreement and related documents are secured by liens on substantially all of the assets of Holdings, the Borrowers, and certain subsidiaries of the Borrowers pursuant to a Third Amended and Restated Guarantee and Collateral Agreement, dated as of October 4, 2021, among Holdings, the Borrowers, the subsidiaries of the Borrowers party thereto, and the Administrative Agent (the “Restated Guarantee and Collateral Agreement”), and certain other collateral documents.

Loans under the Restated Credit Agreement bear interest, at the Borrowers’ option, by reference to a base rate or a rate based on LIBOR, in either case, plus an applicable margin determined quarterly based on the Borrowers’ Net First Lien Leverage Ratio (as defined in the Restated Credit Agreement) as of the last day of each fiscal quarter. The Term B Loan has an effective current interest rate of 2.75%, determined on the basis of adjusted LIBOR (subject to a 0.50% floor) plus 2.25%. Prior to maturity, the Term B Loan will be subject to quarterly amortization of 0.25% of the initial principal amount. The Borrowers are also required to pay a quarterly commitment fee on the average daily unused portion of the revolving line of credit for each fiscal quarter and fees in connection with the issuance of letters of credit. Certain prepayments of the term loan occurring on or prior to April 4, 2022 are subject to a 1.00% prepayment penalty.

The Restated Credit Agreement contains representations, warranties, covenants and events of default, including, without limitation, a financial covenant under which the Borrowers are, if certain conditions are met, obligated to maintain on a consolidated basis, as of the end of each fiscal quarter, a certain maximum Net First Lien Leverage Ratio (as defined in the Restated Credit Agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement and the Restated Guarantee and Collateral Agreement, which are filed as Exhibits 10.2 and 10.3 hereto, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 4, 2021, in accordance with the terms and conditions of the Merger Agreement, the Company completed the Spin-Off of its PMC segment.

The foregoing descriptions of the Transactions are qualified in their entirety by reference to the Merger Agreement and the Separation and Distribution Agreement, copies of which are included as Exhibit 2.1 and Exhibit 2.2, respectively, hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01, under the heading “Fourth Amended and Restated First Lien Credit Agreement”, above is incorporated by reference in this Item 2.03.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations and Executive Officer

As previously announced, each of Ted Crandall and Robin Walker-Lee (each, a “Resigning Director”) resigned from the Board of Directors of the Company (the “Board”), and from all committees of the Board on which such Resigning Director served, effective upon the effective time of the merger (the “Effective Time”). As of the Effective Time, the Company decreased the size of its Board to nine members.

As previously announced, Kevin Zaba, the Company’s Group Executive & President, Process & Motion Control, was appointed as President, Motion Control Solutions, of Regal, effective as of the Effective Time. Mr. Zaba’s employment was transferred with the Company’s PMC business as part of the Transaction and he ceased to be an officer of the Company as of the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Name

Effective October 4, 2021, the Company filed an amendment to its certificate of incorporation (the “Charter”) changing its name from “Rexnord Corporation” to “Zurn Water Solutions Corporation”. The Company also amended and restated its by-laws (the “By-Laws”) to reflect the new name of the Company. Copies of the Company’s amended and restated Charter and By-Laws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01	Other Events.

Change of Ticker Symbol

In connection with the change of the Company’s name, the Company common stock, which trades on the New York Stock Exchange (“NYSE”), ceased trading under the ticker symbol “RXN” on Monday, October 4, 2021 and, on October 5, 2021, commenced trading under the ticker symbol “ZWS”.

Press Release

On October 4, 2021, the Company issued a press release announcing the consummation of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)            Pro forma financial information.

The following unaudited pro forma financial information is filed as Exhibit 99.2 of this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited pro forma condensed combined balance sheet, as of June 30, 2021.

•	Unaudited pro forma condensed combined statement of operations, for the six months ended June 30, 2021.

•	Unaudited pro forma condensed combined statement of operations, for the nine months ended December 31, 2020.

•	Unaudited pro forma condensed combined statement of operations, for the fiscal year ended March 31, 2020.

•	Unaudited pro forma condensed combined statement of operations, for the fiscal year ended March 31, 2019.

•	Notes to unaudited pro forma consolidated financial statements.

(d)            Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of February 15, 2021, by and among the Company, Land, Regal and Merger Sub (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Rexnord Corporation on February 19, 2021)
2.2*	Separation and Distribution Agreement, dated as of February 15, 2021, by and among the Company, Land and Regal (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Rexnord Corporation on February 19, 2021)
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended through October 4, 2021
3.2	Amended and Restated By-Laws of the Company, as amended through October 4, 2021
10.1*	Transition Services Agreement, dated as of October 4, 2021, by and among the Company and Land
10.2*	Fourth Amended and Restated First Lien Credit Agreement, dated as of October 4, 2021, by and among Zurn Holdings, Inc., Zurn LLC, ZBS Global, Inc., the lenders party thereto, and Credit Suisse AG, as administrative agent
10.3*	Third Amended and Restated Guarantee and Collateral Agreement, dated as of October 4, 2021, among ZBS Global, Inc., Zurn Holdings, Inc., Zurn LLC, the subsidiaries party thereto, and Credit Suisse AG, as administrative agent
99.1	Press Release of the Company, dated as of October 4, 2021
99.2	Unaudited pro forma consolidated financial information of the Company
104	Cover Page Inline XBRL data

*Schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and/or 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Zurn Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 5th day of October, 2021.

ZURN WATER SOLUTIONS CORPORATION

By:	/s/ Mark W. Peterson
Name:	Mark W. Peterson
Title:	Senior Vice President and Chief Financial Officer